Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-186193 and 333-193066 on Form S-8 of our report dated March 25, 2014, relating to the consolidated financial statements of Bright Horizons Family Solutions Inc. appearing in this Annual Report on Form 10-K of Bright Horizons Family Solutions Inc. and subsidiaries for the year ended December 31, 2013.

/s/ Deloitte & Touche LLP

Boston, Massachusetts
March 25, 2014